EXHIBIT 10(a)
                   Written Consent of Jorden Burt & Berenson

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                      [JORDEN BURT & BERENSON letterhead]

                                 July 20, 1995


PHL Variable Insurance Company
One American Row
Hartford, CT 06115

    Re:   PHL Variable Insurance Company
          PHL Variable Accumulation Account
          Pre-Effective Amendment No. 1 to Form N-4
          File No. 33-87376

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for PHL Variable Insurance Company and PHL Variable Accumulation Account filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and Investment Company Act of 1940.

                                 Very truly yours,

                                 /s/ Jorden Burt & Berenson
                                 Jorden Burt & Berenson